FIRST AMENDMENT TO SERVICES AGREEMENT


          THIS  FIRST  AMENDMENT  TO SERVICES  AGREEMENT  ("First
Amendment")  dated as of January 15, 1999, is  made  between  XCL
Ltd. ("XCL") and Benjamin B. Blanchet ("Blanchet"), who agree as follows:

                            Recitals

          WHEREAS,  XCL  and Blanchet entered into  that  certain
Services  Agreement executed as of August 1, 1997 (the  "Services
Agreement") to provide for the furnishing of legal counsel services by Blanchet to XCL and its subsidiaries; and

          WHEREAS, the parties to the Services Agreement have agreed to amend the Services Agreement to provide that Blanchet will bill XCL $10,000 per month for up to 80 hours of legal counsel services per month rather than charging XCL at an hourly rate of $175 for legal counsel services.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. Paragraph 1 of the Services Agreement is hereby amended by deleting the current Paragraph 1 and inserting in its place the following:

               Blanchet is hereby engaged  to  act
               as  counsel to XCL to perform  such
               services as XCL may request of  him
               in that capacity from time to time,
               provided that Blanchet shall not be
               required  to provide more  than  80
               hours  of services per month  under
               this   agreement  in  any  calendar
               month.   Blanchet  may  be  granted
               such  bonuses or other compensation
               under   this   Agreement   as   the
               Company,  in  its  discretion,  may
               deem   appropriate.   Amounts   due
               under this agreement shall be  paid
               to  Blanchet  monthly on  the  last
               business day of the month.

          Section 2. Paragraph 2 of the Services Agreement is hereby amended by deleting the current Paragraph 2 and inserting in its place the following:

               Compensation  for  services   under
               this  agreement will be at the rate
               of $10,000 per month.  Further, XCL
               shall    provide   Blanchet    with
               furnished    office    space    and
               supplies,   reasonable  secretarial
               assistance,  a  reasonable  library
               allowance,  professional  liability
               insurance in an amount agreed to by
               the  parties,  CLE,  bar  dues  and
               other    similar    matters.     In
               addition,   Blanchet    shall    be
               entitled   to   reimbursement   for
               expenses  incurred by  him  in  the
               performance of services under  this
               agreement.

          Section 3. Paragraph 5 of the Services Agreement is hereby amended by deleting the current Paragraph 5 and inserting in its place the following:

               Blanchet  shall not be required  to
               submit  time  sheets  or  otherwise
               account  for  his time  under  this
               agreement.

          Section 4. Except as expressly amended hereby, the Services Agreement shall remain in full force and effect.

          Section 5. This First Amendment shall be construed in accordance with and governed by the laws of the State of Louisiana.

          IN  WITNESS WHEREOF, XCL and Blanchet have caused  this
First Amendment to be duly executed effective as of the date first above written.


                              XCL LTD.


                              By:________________________________
                              Name:___________________________
                              Title:_________________________



                              ________________________________
                              Benjamin B. Blanchet